LAW OFFICES
             GORDON, FEINBLATT, ROTHMAN, HOFFBERGER & HOLLANDER, LLC
                              THE GARRETT BUILDING
                             233 EAST REDWOOD STREET
                         BALTIMORE, MARYLAND 21202-3332

                                  410-576-4000
                                  ------------

                                Telex 908041 BAL
                                Fax 410-576-4246





                                February 1, 2002


Universal Security Instruments, Inc.




           Re:    Universal Security Instruments, Inc.
                  Registration Statement on Form S-8 for the
                  Universal Security Instruments, Inc. Non-Qualified Stock Option Plan
                  --------------------------------------------------------

Ladies and Gentlemen:

         We have acted as counsel to Universal Security Instruments, Inc., a Maryland corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-8 (the "Registration Statement") relating to an additional 250,000 shares of the Company's Common Stock, $.01 par value per share (the "Shares"), reserved for issuance under the Company's Non-Qualified Stock Option Plan (the "Plan"). This opinion letter is being rendered in connection with the filing of the Registration Statement.

         We have examined copies of (i) the Articles of Incorporation of the Company, as amended and restated (the "Charter"), certified by the State Department of Assessments and Taxation of Maryland, (ii) the Bylaws of the Company, as amended, (iii) the Plan, and (iv) resolutions adopted by the Board of Directors of the Company relating to the matters referred to herein. We have also examined the Registration Statement and Exhibits thereto (collectively, with the documents described in the preceding sentence, referred to as the "Documents").

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         In expressing the opinions set forth below, we have assumed, and so far as is known to us there are no facts inconsistent therewith, that all Documents submitted to us as originals are authentic, all documents submitted to us as
certified  or  photostatic  copies  conform  to  the  original  documents,   all
signatures on all such Documents are genuine, all public records reviewed or relied upon by us or on our behalf are true and complete, and all statements and information contained in the Documents are true and complete.

         We express no legal opinion upon any matter other then that explicitly addressed below, and our opinion therein contained shall not be interpreted to be an implied opinion upon any other matter.

         Based on the foregoing, it is our opinion that Shares sold by the Company to participants under the Plan, upon receipt of the consideration required to be paid therefor, will be duly and validly issued, fully paid and nonassessable.

         The foregoing opinion is limited to the laws of the State of Maryland and of the United States of America, and we do not express any opinion herein concerning any other law. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

         This opinion is being furnished to you for your benefit, and may not be relied upon by any other person without our prior written consent.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this opinion, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act.

                                            Very truly yours,

                                            GORDON, FEINBLATT, ROTHMAN,
                                            HOFFBERGER & HOLLANDER, LLC
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